Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
 PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

      In connection with the Quarterly Report of Yakun International Investment & Holding Group, a Nevada corporation (the "Company"), on Form 10-Q for the quarter ended September 30, 2012, as filed with the Securities and Exchange Commission (the "Report"), Yakun Song, Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 14, 2012

/s/Yakun Song
Yakun Song
Chief Executive Officer (Principal Executive Officer)

[A signed original of this written statement required by Section 906 has been provided to Yakun International Investment & Holding Group and will be retained by Yakun International Investment & Holding Group and furnished to the Securities and Exchange Commission or its staff upon request.]